UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 15, 2023

TravelCenters of America Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-33274	20-5701514
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

24601 Center Ridge Road, Westlake, OH 44145-5639

(Address of Principal Executive Offices) (Zip Code)

(440) 808-9100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Shares of Common Stock, $0.001 Par Value Per Share	TA	The NASDAQ Stock Market LLC
8.25% Senior Notes due 2028	TANNI	The NASDAQ Stock Market LLC
8.00% Senior Notes due 2029	TANNL	The NASDAQ Stock Market LLC
8.00% Senior Notes due 2030	TANNZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ☐ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ☐ ]

Introductory Note.

As previously disclosed, on February 15, 2023, TravelCenters of America Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BP Products North America Inc., a Maryland corporation (“Parent”), and Bluestar RTM Inc., a Maryland corporation and an indirect wholly-owned subsidiary of Parent (“Merger Subsidiary”). On May 15, 2023, Merger Subsidiary merged with and into the Company (the “Merger”) on the terms and conditions set forth in the Merger Agreement, with the Company surviving the Merger as an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”).

Item 1.02 Termination of a Material Definitive Agreement.

On May 15, 2023, the Company, Citibank, N.A., as administrative agent (“Citibank”), and Delaware Trust Company, as collateral agent (“DTC”), entered into a payoff letter agreement, which provided for the termination of the Company’s indebtedness and obligations under the Credit Agreement, dated as of December 14, 2020 (the “Citibank Credit Agreement”), among the Company, as borrower, the lenders from time to time party thereto, Citibank and DTC upon the Company’s payment of all outstanding loans thereunder. Upon Citibank’s receipt of the payment, the Citibank Credit Agreement was terminated, and DTC released its security interest in all of the assets securing the loans.

On May 15, 2023, the TCA Parties (as defined below), certain subsidiary guarantors (the “Guarantors”) and Wells Fargo Capital Finance, LLC, as agent (“Wells Fargo”), entered into a payoff letter agreement, which provided for the termination of the Amended and Restated Loan and Security Agreement, dated as of October 25, 2011 (the “Wells Fargo Loan Agreement”), by and among the TCA Parties, as borrowers, the Guarantors, the lenders from time to time party thereto and Wells Fargo upon the Company’s payment of all outstanding obligations thereunder and the transfer of the Company’s outstanding letters of credit under the Wells Fargo Loan Agreement to BP International Limited and BP Corporation North America Inc.’s existing letters of credit facility with Wells Fargo Bank, N.A. Upon Wells Fargo’s receipt of the payment, the Wells Fargo Loan Agreement was terminated, and Wells Fargo released its security interest in all of the assets securing the obligations.

On May 15, 2023, TA West Greenwich LLC, a subsidiary of the Company, and The Washington Trust Company (“Washington Trust”) terminated the Loan Agreement, dated as of February 6, 2020, by and between TA West Greenwich LLC, as borrower, and Washington Trust, as lender, pursuant to a termination statement upon the Company’s payment of all outstanding loans thereunder. Upon Washington Trust’s receipt of the payment, it released its security interest in all of the assets securing the loans.

On May 15, 2023, TA Operating LLC and The Huntington National Bank (“Huntington”) terminated a financing agreement, dated as of September 16, 2020, by and between TA Operating LLC, as debtor, and Huntington (as successor in interest to TCF National Bank), as lender, pursuant to a termination statement upon the Company’s payment of all outstanding obligations thereunder. Upon Huntington’s receipt of the payment, it released its security interest in all of the assets securing the obligations.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of the Merger

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.001 per share (“Company Stock”), that was outstanding immediately prior to the Effective Time (other than shares of Company Stock (i) owned by Parent or Merger Subsidiary immediately prior to the Effective Time or (ii) held by any Subsidiary (as defined in the Merger Agreement) of the Company or Parent (other than Merger Subsidiary) immediately prior to the Effective Time), was converted into the right to receive $86.00 in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each share of then-outstanding Company Stock granted subject to vesting or other lapse restrictions under any Company stock plan (each, a “Company Restricted Share”) vested in full and became free of such restrictions and was converted into the right to receive the Merger Consideration under the same terms and conditions as applicable to the receipt of the Merger Consideration by holders of Company Stock generally.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 16, 2023 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with and as a result of the consummation of the Merger, shares of Company Stock ceased to trade on the Nasdaq Stock Market LLC (“Nasdaq”) prior to market open on May 15, 2023, and became eligible for delisting from Nasdaq and termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has requested that Nasdaq file with the SEC a Notification of Removal From Listing and Registration on Form 25 to delist the Company Stock from Nasdaq under Section 12(b) of the Exchange Act on May 15, 2023. After the Form 25 becomes effective, the Company intends to file a Form 15 with the SEC to terminate the registration of the Company Stock under Section 12(g) of the Exchange Act and suspend its reporting obligations with the SEC under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, as of the Effective Time, other than Excluded Shares (as that term is defined in the Merger Agreement), each share of Company Stock outstanding immediately prior to the Effective Time, was cancelled and converted into the right to receive the Merger Consideration. As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each share shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with the Merger Agreement, without interest.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. The description of the Merger and the Merger Agreement contained in this Item 3.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 16, 2023 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, Parent acquired all of the outstanding shares of the Company and the Company became an indirect wholly-owned subsidiary of Parent. The total equity value of the transaction was approximately $1.3 billion. Parent funded the Merger with cash on hand. The disclosures included or incorporated by reference into this Item 5.01 do not constitute an admission or acknowledgment by the Company that the Merger constitutes a change in control for any purpose.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of the Effective Time, Barbara D. Gilmore, Lisa Harris Jones, Joseph L. Morea, Rajan C. Penkar, Elena P. Poptodorova and Adam A. Portnoy ceased to be directors of the Company, and the board of directors of the Company (the “Board of Directors”) was reconstituted as follows:

•	Deborah C. Boffa;
•	Mayrena Margarita Castillo Cheng;
•	Gregory A. Franks;
•	Dennis E. King;
•	Jonathan M. Pertchik; and
•	Babu V. Rajalingam.

Each of Mses. Boffa and Castillo Cheng and Messrs. Franks, Pertchik, King and Rajalingam will serve on the board of directors of the Company until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the amended and restated bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the amended and restated bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time (the “Second Amended and Restated Bylaws”). A copy of the Second Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, were amended to read substantially as set forth in Exhibit A of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 16, 2023. As so amended, the articles became the charter of the Surviving Corporation until amended in accordance with applicable law (the “Charter”). A copy of the Charter is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, in connection with the Merger Agreement, the Company and its subsidiary TA Operating LLC (together with the Company, the “TCA Parties”), Parent, Services Properties Trust (“SVC”) and certain of SVC’s subsidiaries (together with SVC, the “SVC Parties”) also entered into a Consent and Amendment Agreement, dated as of February 15, 2023 (the “Consent and Amendment Agreement”). Pursuant to the Consent and Amendment Agreement, amongst other things, on May 15, 2023, simultaneously with the Effective Time (i) TA Operating LLC and certain subsidiaries of SVC amended and restated the existing leases between TA Operating LLC and certain subsidiaries of SVC, and BP Corporation North America, Inc. and certain subsidiaries of SVC amended and restated the guarantees by the Company in respect thereof and (ii) the SVC Parties sold certain trademarks to the Company for an amount equal to their net book value, paid by Parent on behalf of the Company.

The description of the amended and restated leases, amended and restated guarantees and the sale by the SVC Parties of certain trademarks contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Consent and Amendment Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 16, 2023 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 15, 2023, by and among BP Products North America Inc., Bluestar RTM Inc. and TravelCenters of America Inc., filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 16, 2023 and incorporated herein by reference.

3.1	Amended and Restated Charter of TravelCenters of America Inc.

3.2	Second Amended and Restated Bylaws of TravelCenters of America Inc.

10.1	Consent and Amendment Agreement, dated as of February 15, 2023, by and among the parties identified therein as the SVC parties, the parties identified therein as the TCA parties and BP Products North America Inc., filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 16, 2023 and incorporated herein by reference.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023

TRAVELCENTERS OF AMERICA INC.

By:	/s/ Gregory A. Franks
Name:	Gregory A. Franks
Title:	President and Chairman

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